[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchases in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Co
Subject to Rule 10f-3 Under the Investment Company Act of 1940
ALLIANCE QUASAR INSTITUTIONAL FUND

10f-3 TRANSACTIONS FOR THE PERIOD MARCH 1, 1998 THROUGH MAY 31, 1998
                                                                          Total
                                                              Shares      Shares  % of Issue               Shares
                          Date     Shares  % of Fd  Price per Purch by    Issued  Purch                    Held
Security*                 Purch    Purch   Assets   Share     Fund Grp(1) (000)   By Grp   Broker(s)       05/31/98
Exodus Communications Inc.03/18/98   200   0.00%    $15.00     60,600     4,500   1.35%    Goldman Sachs		 0
ISS Group Inc.		          03/23/98   100   0.00%    $22.00     41,700     3,000   1.39%    Goldman Sachs		 400
Trans World Entertainment 04/27/98 4,100   0.00%    $26.25    571,200     3,500   16.32%   Goldman Sachs		 4,500
Bally Total Fitness Corp. 05/07/98   400   0.00%    $31.38     66,900     2,800   2.39%    Merrill Lynch		 5,700
Dynamex Inc.          		  05/14/98 1,500   0.00%    $12.88    201,700     2,817   7.16%    Gerard Klauer   2,200

10f-3 TRANSACTIONS FOR THE PERIOD June 1, 1998 THROUGH August 31, 1998
                                                                          Total                               Shares
                          Date     Shares  % of Fd  Price per Purch by    Issued  Purch                       Held
Security*                 Purch    Purch   Assets   Share     Fund Grp(1) (000)   By Grp  Broker(s)           08/31/98
Reinsur. Group of America 06/05/98 1,700   0.00%    $47.00      227,900   4,300   5.30%   A.G. Edwards & Sons 1,600
Teekay Shipping Corp.	    06/10/98   300   0.00%    $25.94    1,585,200   7,000   22.65%  Goldman Sachs	      7,900
Broadcast.com		           07/16/98   100   0.00%    $18.00       27,300   2,500   1.09%   Morgan Stanley	     0
Tweeter Home Entertaiment 07/16/98   400   0.00%    $17.00       49,200   2,710   1.82%   Dain Rauchser Inc.  0
Geocities		               08/10/98   100   0.00%    $17.00      45,000    4,750   0.95%   Goldman Sachs	      0
Entrust Technologies Inc. 08/17/98   100   0.00%    $16.00      29,100    7,770   0.37%   Goldman Sachs	      0

10f-3 TRANSACTIONS FOR THE PERIOD SEPTEMBER 1, 1998 THROUGH OCTOBER 31, 1998
                                                                                Total                            Shares
                          Date      Shares    % of Fund Price per Purchased by  Issued  Purchased                Held
Security*                 Purchased Purchased Assets    Share     Fund Group(1) (000)   By Group  Broker(s)      10/31/98
EBAY, Inc.            		  09/23/98  200       0.00%     $18.00    50,700        3,500   1.45%     Goldman Sachs  0

* Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offered to public.

** Indicates the purchase of an Eligible Rule 144A Security.

(1) Purchases by all Alliance Funds, including the Fund, may not exceed:
	(a) if purchased in an offering other than an Eligible Rule 144A Offering, 25%
 of the principal amount of the offering of such classes; or	(b) if purchased
 in an Eligible Rule 144A Offering, 25% of the total of (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principal amount of the offering of such class in any concurrent public offering.